Exhibit 99.1

Fat Projects Acquisition Corp Delays Filing of Annual Report on Form 10-K

Singapore – April 15, 2022– Fat Projects Acquisition Corp. (the “Company”) today announced that the filing of its Annual Report on Form 10-K for the year ended December 31, 2021 (the "Form 10-K") would not occur prior to the extended April 15, 2022 deadline.

On March 30, 2022, the Company filed a Notification of Late Filing on Form 12b-25 (the "Form 12b-25"), indicating that the filing of its Form 10-K will be delayed. Although the Company has dedicated significant resources to the completion of finalizing its audited consolidated financial statements and related disclosures for inclusion in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, the Company is unable to file its Annual Report on Form 10-K for the period ending December 31, 2021 (the "Form 10-K") prior to April 15, 2022, the extension period provided by the 12b-25. Additional time is needed by the Company to complete its review of the financial statements included in the Form 10-K in order to ensure a complete, accurate Annual Report. The delay is due primarily to additional information and investigation needed in relation to the Company's financial statements to complete the audit. The Company is working diligently to complete the audit and expects to file the Form 10-K not later than April 29, 2022.

In the course of its audit, the Company identified material weaknesses around the ineffective supervision and review of financial reporting controls associated with the preparation of the financial statements and disclosures, and the recording and reimbursement of amounts advanced to it, or paid on its behalf by, an affiliate of its Sponsor during its initial public offering process, as well as the payment of certain contractual amounts it is permitted to pay to its Sponsor. The fact that it was making these payments to the affiliate of its Sponsor, as opposed to its Sponsor, was fully disclosed in its Prospectus dated October 12, 2021.

About Fat Projects Acquisition Corp

The Company (NASDAQ: FATP) is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus on targets with operations or prospective operations that are technology-led in the areas of supply chain, transportation, logistics, finance, sustainability, ESG, food, agriculture, e-commerce, big data and/or targets that are taking advantage of the monetization opportunities stemming from a rapidly growing middle class and their evolving consumption and digital needs in Southeast Asia.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws. All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions, involve known and unknown risks and uncertainties, and include the statement regarding the completion of the business combination within a certain period of time, if ever. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to obtain necessary regulatory approvals and other risks and uncertainties disclosed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Registration Statement filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact

Fat Projects Acquisition Corp

27 Bukit Manis Road

Singapore, 099892

Attn: Tristan Lo

Co-Chief Executive Officer & Chairman of the Board

office@fatprojects.com

65-8590-2056